AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 2001
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                               BSQUARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 WASHINGTON                                      91-1650880
        (State or other jurisdiction                          (I.R.S. Employer
      of incorporation or organization)                      Identification No.)

3150 139TH AVENUE S.E., SUITE 500, BELLEVUE, WASHINGTON          98005-4081
  (Address of Principal Executive Offices)                        (Zip code)


                     AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of the Plan)

                                WILLIAM T. BAXTER
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        3150 139TH AVENUE S.E., SUITE 500
                         BELLEVUE, WASHINGTON 98005-4081
                     (Name and address of agent for service)

                                 (425) 519-5900

          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                              LAURA A. BERTIN, ESQ.

                            MARK F. WORTHINGTON, ESQ.

                           SUMMIT LAW GROUP, P.L.L.C.

                       1505 WESTLAKE AVENUE N., SUITE 300

                            SEATTLE, WASHINGTON 98109

                                      CALCULATION OF REGISTRATION FEE

=============================== ====================== =============== ============= ==================
                                                          PROPOSED       PROPOSED
                                                          MAXIMUM        MAXIMUM
  TITLE OF SECURITIES TO BE         AMOUNT TO BE          OFFERING      AGGREGATE        AMOUNT OF
          REGISTERED               REGISTERED (1)        PRICE PER       OFFERING    REGISTRATION FEE
                                                           SHARE          PRICE             (1)
=============================== ====================== =============== ============= ==================
  COMMON STOCK, NO PAR VALUE          1,216,985           $3.50(2)     $4,259,447.50     $1,064.86
    (CURRENTLY OUTSTANDING                  400           $5.30(2)     $    2,120.00     $     .53
           OPTIONS)                         600           $5.25(2)     $    3,150.00     $     .79
=============================== ====================== =============== ============= ==================
  COMMON STOCK, NO PAR VALUE            141,022           $3.10(3)      $437,168.20      $  109.29
(OPTIONS AVAILABLE FOR FUTURE
            GRANT)
=============================== ====================== =============== ============= ==================
            TOTAL                     1,359,007              --        $4,701,885.70     $1,175.47
=============================== ====================== =============== ============= ==================

(1) Represents shares of Common Stock which are subject to outstanding options or available for issuance under the registrant's Amended and Restated Stock Option Plan as a result of the automatic "evergreen" provision effective upon the commencement of the registrant's fiscal year. In addition, this Registration Statement also covers an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding Common Stock.

(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the fixed exercise prices of options granted as of the filing date of this Registration Statement.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the Common Stock on September 24, 2001 as reported on the Nasdaq National Market, which was $3.10 per share.

             STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF

                              ADDITIONAL SECURITIES

          This Registration Statement registers 1,359,007 additional shares of the registrant's Common Stock authorized for issuance under the registrant's Amended and Restated Stock Option Plan (the "Plan"). These additional shares became authorized for issuance as a result of the operation of the "evergreen" provision contained in the Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-89333) are incorporated by reference into this Registration Statement, including periodic reports that the registrant filed after the previous Form S-8 to maintain current information about the registrant. The reports the registrant has most recently filed are listed below:

        (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission (the "Commission") on March 26, 2001 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act");

        (b) The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 9, 2001 pursuant to Section 13(a) of the Exchange Act; and

        (c) The registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the Commission on August 9, 2001 pursuant to Section 13(a) of the Exchange Act.

                                     PART II

                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.   EXHIBITS.

Exhibit
Number          Exhibit
-------         -------
4.1             See the registrant's Amended and Restated Articles of
                Incorporation, as amended (incorporated by reference to the registrant's registration statement on Form S-1
                (File No. 333-44306) filed with the Securities and Exchange Commission on October 19, 1999 and the registrant's quarterly report on Form 10-Q (File No.
                000-27687) filed with the Securities and Exchange
                Commission on August 7, 2000) and the registrant's
                Bylaws (incorporated by reference to the registrant's registration statement on Form S-1 (File No. 333-44306) filed with the Securities and Exchange Commission on October 19, 1999) for provisions defining the rights of the holders of common stock
5.1             Opinion of Summit Law Group, P.L.L.C.
23.1            Consent of Arthur Andersen LLP, Independent Public Accountants
23.2            Consent of Summit Law Group, P.L.L.C. (included in opinion filed as Exhibit 5.1)
24.1            Power of Attorney (see page II-2 of this Registration Statement)
99.1            See the registrant's Amended and Restated Stock Option Plan
                (incorporated by reference to the registrant's registration statement on Form S-8 (File No. 333-89333) filed with the Securities and Exchange Commission on October 20, 1999.
99.1(a)         Amendment to the registrant's Amended and Restated Stock Option
                Plan

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 26th day of September, 2001.

                                            BSQUARE CORPORATION

                                            /s/ William T. Baxter
                                            --------------------------------
                                            By:  William T. Baxter
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William T. Baxter and Leila L. Kirske, or either of them, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and his agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

SIGNATURE                                    TITLE

/s/ William T. Baxter                        Chairman of the Board, President
------------------------------------         and Chief Executive Officer
William T. Baxter                            (Principal Executive Officer)


/s/ Leila L. Kirske                          Chief Financial Officer
------------------------------------         (Principal Financial and Accounting
Leila L. Kirske                              Officer)


/s/ Jeffrey T. Chambers                      Director
------------------------------------
Jeffrey T. Chambers


/s/ Scot E. Land                             Director
------------------------------------
Scot E. Land


/s/ William Larson                           Director
------------------------------------
William Larson

                                  EXHIBIT INDEX

Exhibit                                                                  Sequential
No.       Exhibit                                                        Page No.
-------   -------                                                        ----------
4.1       See the registrant's Amended and Restated Articles of
          Incorporation, as amended (incorporated by reference to the registrant's registration statement on Form S-1 (File No.
          333-44306) filed with the Securities and Exchange Commission on October 19, 1999 and the registrant's quarterly report on
          Form 10-Q (File No. 000-27687) filed with the Securities and
          Exchange Commission on August 7, 2000) and the registrant's
          Bylaws (incorporated by reference to the registrant's
          registration statement on Form S-1 (File No. 333-44306) filed with the Securities and Exchange Commission on October 19,
          1999) for provisions defining the rights of the holders of common stock
5.1       Opinion of Summit Law Group, P.L.L.C.                            II-4
23.1      Consent of Arthur Andersen LLP, Independent Public               II-5
          Accountants
23.2      Consent of Summit Law Group, P.L.L.C. (included in opinion filed as Exhibit 5.1)
24.1      Power of Attorney (see page II-4 of this Registration
          Statement)
99.1      See the registrant's Amended and Restated Stock Option           II-6
          Plan (incorporated by reference to the registrant's
          registration statement on Form S-8 (File No. 333-89333)
          filed with the Securities and Exchange Commission on
          October 20, 1999.
99.1(a)   Amendment to the registrant's Amended and Restated Stock
          Option Plan